EXHIBIT 10.14

                 CONSULTING AND RESTRICTIVE COVENANTS AGREEMENT

         THIS CONSULTING AND RESTRICTIVE COVENANTS AGREEMENT (this "Agreement") is made and entered into this13th day of June, 2002 by and between PSS World Medical, Inc. (the "Company"), and Douglas J. Harper ("Harper"), to be effective as of July 26, 2002 (the "Effective Date").

                                   BACKGROUND

         Harper currently serves as the President of the Physician Sales & Service division of the Company, pursuant to an Employment Agreement, dated as of April 1, 1998 between the Company and Harper, as amended (the "Employment Agreement"). Prior to Effective Date, Harper will resign from his positions as an officer or employee of the Company and will thereafter provide consulting services to the Company upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Resignations. Harper hereby tenders his resignation as the President of the Physician Sales & Service division of the Company and from any other position he may hold as an employee or officer of the Company, which resignation will be effective as of twelve o'clock noon E.S.T. on the Effective Date. As provided further in this Agreement, Harper will provide consulting services to the Company after the Effective Date.

     2. Release of Claims. At the Effective Date, Harper shall execute and deliver to the Company a Release of Claims in substantially the form attached hereto as Exhibit A.

     3. Severance Benefits. In accordance with Section 8(e) of the Employment Agreement, the Company shall provide to Harper the following severance benefits:

          (a) Accrued Payments. At the Effective Date, the Company shall make payments to Harper related to his employment with the Company in the amount of his accrued but unpaid salary and any accrued but unpaid vacation pay.

          (b) Severance Payment. Upon the expiration of the seven-day revocation period described in Section 2 of the Release of Claims, the Company will pay to Harper a lump sum severance payment of $22,920, which is equal to 30 days' salary.

          (c) Vested Benefits. Harper shall be entitled to any vested benefits he may have under the employee benefit plans of the Company as are applicable to him on the Effective Date. Such benefits will be in accordance with and subject to the applicable terms and conditions of such plans or agreements.
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          (d)  Acknowledgement.  The  parties  acknowledge  and  agree  that the payments and benefits described above may be taxable income, and each hereby covenants to comply with all federal and state income and employment tax requirements, including all reporting and withholding requirements, relating thereto. Harper further acknowledges that the payments and benefits described above are in full satisfaction of the Company's obligations to him under the terms of the Employment Agreement, and the Employment Agreement is hereby terminated and of no further force or effect as of the Effective Date.

     4. Consulting Services. Harper shall provide consulting services to the Company as an independent contractor for a period of sixty (60) months beginning on the Effective Date (the "Consulting Period"). Consultant's services shall include, but not necessarily be limited to, providing advice and assistance to the Company in connection with acquisitions and the recruitment of sales representatives for the Physician Sales & Service division of the Company. During the Consulting Period, Harper shall devote such time and attention to his duties hereunder as is reasonably required to provide consulting services satisfactory to the Company pursuant to this Agreement. Notwithstanding the foregoing, the times during which, and the locations at which, Harper shall perform his services hereunder shall be subject to the mutual agreement of Harper and the Company.

     5. Compensation for Consulting Services. As compensation for the consulting services to be provided by Harper hereunder, the Company shall pay and provide the following compensation:

          (a) Consulting Fee. During the Consulting Period, the Company will pay to Harper a consulting fee in the amount of U.S. $100 per hour worked. The Company will report the payment of such amounts for income tax purposes on a Form 1099-Misc.

          (b) Expenses. The Company shall reimburse Harper for all reasonable expenses incurred by him in connection with the performance of his duties hereunder, provided that Harper shall furnish the Company with a reasonable accounting for such expenses. The reasonableness of such expenses shall be subject to the determination by the Company, in a manner consistent with the Company's normal expense reimbursement policies.

          (c) Welfare Benefits Coverage. For a twenty-four (24) month period after the Effective Date, the Company, at its expense, shall continue benefits to Harper and/or his family at least equal to those which would have been provided to him in accordance with the welfare plans, programs, practices and policies of the Company in which Harper was participating immediately prior to the Effective Date (including, without limitation, medical, dental, disability, supplemental disability, and life insurance plans and programs); provided, however, that if Harper becomes employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary and supplemental to those provided under such other plan during such applicable period of eligibility.


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          6. Independent Contractor. This Agreement calls for the performance of services by Harper as an independent contractor and Harper will not be considered an employee of the Company for any purpose. Accordingly, it is understood and agreed that Harper (a) has no authority to act for, or bind the Company by contract or otherwise; (b) is not eligible to participate in any employment benefit plan or program available to employees of the Company; (c) will be treated as an independent contractor for purposes of the Federal Insurance Contributions Act,
          federal  income  tax  withholding,   the  Employee  Retirement  Income
          Security Act, state unemployment or disability insurance laws, or other similar laws; (d) shall work with, and take general direction from, the Chief Executive Officer of the Company; and (e) perform the services required under and pursuant to this Agreement in good faith and with a view toward maintaining and enhancing the reputation and good standing of the Company.

          7. Restrictions on Harper's Conduct.

               (a) General. Harper acknowledges that his rights and benefits under this Agreement are contingent upon his agreement to make and adhere to the provisions of this Section 7. Harper recognizes and agrees that the Company will suffer irreparable harm in the event that Harper violates any of the Restrictive Covenants (as defined below). Harper and the Company understand and agree that the purpose of the provisions of this Section 7 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to impair or infringe upon Harper's right to work, earn a living, or acquire and possess property from the fruits of his labor. Harper and the Company acknowledge and agree that the Restrictive Covenants are not made in connection with Harper's former employment with the Company, but rather are intended to protect the Company's interests during the Consulting Period. Harper hereby acknowledges that the restrictions set forth in this Section 7 are reasonable and that they do not, and will not, unduly impair his ability to earn a living. Therefore, in consideration of (i) Harper's rights and benefits under this Agreement; (ii) in consideration of the monetary compensation provided in Section 7(j); and (iii) in consideration of receiving access to the Confidential Information and Trade Secrets (as defined below), and, subject to the limitations of reasonableness imposed by law, Harper shall be subject to the restrictions set forth in this Section 7.

               (b)  Definitions.  The following  capitalized  terms used in this
               Section 7 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

               "Competitive Position" means any position with a Competitor as a Principal or Representative in which Harper will use or is likely to use any Confidential Information or Trade Secrets, or in which Harper has duties for, provides services to, or otherwise assists such Competitor where such duties, services or assistance involve Competitive Services.

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               "Competitive  Services"  means any  activities  engaged in by the
               Company as of the Effective Date that relate directly to (a) the distribution of medical supplies, equipment or pharmaceuticals to
               (i)  primary  care and  other  office-based  physicians,  or (ii)
               nursing  homes,   extended  care   facilities,   assisted  living
               facilities, or home care or visiting nurse associations or agencies, or (b) the distribution of medical diagnostic imaging supplies, chemicals, equipment and service to the acute care or
               alternate  care  market;  provided,   however,  that  Competitive
               Services shall not include (x) the manufacture of medical supplies, equipment or pharmaceuticals or medical diagnostic imaging supplies, chemicals or equipment (collectively "Medical Products"), (y) the provision of e-commerce or internet services with respect to the dissemination of information or services related to the distribution of Medical Products (but which is not the distribution of Medical Products), or (z) the provision of
               group   purchasing,   contract   pricing  or  cost  analyses  for
               physicians or medical practices. "Competitor" means any Person engaged, wholly or in material part, in Competitive Services.

               "Confidential Information" means all information regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, financial plans and data concerning the Company; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

               "Person" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

               "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

               "Protected Customers" means any Person to whom the Company has sold its products or services or to whom the Company has submitted a written proposal to sell its products or services during the Consulting Period or during the twelve (12) months prior to the Effective Date.

               "Protected Employees" means employees of the Company who were employed by the Company at any time during the Consulting Period or within six (6) months prior to the Effective Date.

               "Restricted Period" means the 60-month Consulting Period.

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

               "Restricted   Territory"  with  respect  to  the  non-competition
               covenant in Section 5(d)(iv) hereof means the States of Massachusetts and Florida and each of the other 48 United States.

               "Restrictive Covenants" means the restrictive covenants contained in Section 7(d) hereof.

               "Trade Secret" means all information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Florida.

               (c) Protectable Employer Interests. Harper and the Company acknowledge and agree as follows: (i) that Harper's services on behalf of the Company require special expertise and talent in the provision of Competitive Services; (ii) that Harper will be in a position of trust and responsibility and will have access to a substantial amount of Confidential Information and Trade Secrets belonging to the Company; (iii) that, during the Consulting Period, Harper will develop substantial relationships with prospective and existing customers of the Company; and (iv) that as a consultant to the Company, Harper will be the repository of a substantial portion of the customer goodwill of the Company.

               (d) Restrictive Covenants.

                    (i) Restriction on Disclosure and Use of Confidential Information and Trade Secrets. Harper understands and agrees that the Confidential Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, and may not be converted to Harper's own use. Accordingly, Harper hereby agrees that he shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and he shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than business of the Company. During the Restricted Period, Harper shall not directly or indirectly transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of the Company. Harper and the Company acknowledge and agree that this Section 7 is not intended to, and does not, alter either the Company's rights or Harper's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

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                    (ii)   Nonsolicitation   of  Protected   Employees.   Harper
                    understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted
                    through   Harper's   solicitation   to  Harper's   own  use.
                    Accordingly, Harper hereby agrees that during the Restricted Period, Harper will not, directly or indirectly, on his own behalf or as a Principal or Representative of any Person or otherwise, solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into any relationship of employment, agency or independent contractorship with any other Person.

                    (iii) Restriction on Relationships with Protected Customers. Harper understands and agrees that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted through Harper's solicitation to Harper's own use. Accordingly, Harper hereby agrees that, during the Restricted Period, Harper will not, without the prior written consent of the Company, directly or indirectly, on his own behalf or as a Principal or Representative of any Person, solicit, divert, or attempt to solicit or divert a Protected Customer for the purpose of providing or selling Competitive Services; provided, however, that the prohibition of this covenant shall apply only to Protected Customers with whom Harper had Material Contact on the Company's behalf during the Consulting Period or during the twelve (12) months immediately preceding the Effective Date. For purposes of this Agreement, Harper had "Material Contact" with a Protected Customer if (a) Harper had business dealings with the Protected Customer on the Company's behalf; (b) Harper was responsible for supervising or coordinating the dealings between the Company and the Protected Customer; or (c) Harper obtained Trade Secrets or Confidential Information about the customer as a result of Harper's association with the Company.

                    (iv) Noncompetition with the Company. Harper understands and agrees that he is capable of obtaining gainful, lucrative and desirable employment that does not violate the restrictions contained in this Agreement. Harper hereby agree that, during the Restricted Period, Harper will not, without prior written consent of the Company, directly or indirectly seek or obtain a Competitive Position in the Restricted Territory with a Competitor; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Harper of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

               (e) Exceptions from Disclosure Restrictions. Anything herein to the contrary notwithstanding, Harper will not be restricted from disclosing or using Confidential Information that: (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Harper or his agent; (b) becomes available to Harper in a manner that is not in contravention of applicable law from a source (other than the Company or its affiliated entities or one of its or their officers, employees, agents or representatives) that is not bound by a confidential relationship with the Company or its affiliated entities or by a confidentiality or other similar agreement; (c) was known to Harper on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Harper by the Company or its affiliated entities or one of its or their officers, employees, agents or representatives; or (d) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Harper will provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Harper.

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               (f) Reasonableness. The covenants contained in this Section 7 are considered by the parties hereto to be fair, reasonable and necessary for the protection of the legitimate business interests of the Company.

               (g) Rights and Remedies Upon Breach. In the event Harper breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

                    (i) the right and remedy to enjoin, preliminarily and permanently, Harper from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                    (ii) the right and remedy to require Harper to account for and pay over to the Company all compensation paid to him pursuant to Section (j) of this Agreement as special consideration for the Restrictive Covenants; and

                    (iii) the right and remedy to require Harper to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Harper as the result of any transactions constituting a breach of the Restrictive Covenants.

               (h) Severability of Covenants. Harper acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants will not thereby be affected and will be given full effect, without regard to the invalid portions.

               (i) Reformation. Harper and the Company agree that it is their mutual intention that the Restrictive Covenants be enforced in accordance with their terms to the maximum extent possible under applicable law. Harper and the Company further agree that, in the event any court of competent jurisdiction shall find that any provision hereof is not enforceable in accordance with its terms, the court shall reform the Restrictive Covenants such that they will be enforceable to the maximum extent permissible at law.

               (j) Consideration for the Restrictive Covenants. In special consideration for Executive entering into the Restrictive Covenants, the Company shall pay to Executive the following amounts:

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                    (i) $252,080, payable in a lump sum on the Effective Date;

                    (ii) $275,000, payable monthly over twenty-four (24) months after the Effective Date; and

                    (iii) $48,000 payable in a lump sum on February 1, 2004.

          8. Representations and Warranties. Harper hereby represents and warrants to the Company that (a) he is not a party to, or otherwise subject to, any covenant not to compete with any person or entity which would interfere with in his consulting duties hereunder, (b) his performance of all the terms of this Agreement and as a consultant to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Harper in confidence or in trust prior to his relationship with the Company, and (c) his execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Harper and any other person or entity.

          9. Miscellaneous.

               (a) Assignment and Successors. This Agreement is personal to Harper and without the prior written consent of the Company shall not be assignable by Harper otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Harper's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (b) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

               (c) Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

               (d) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement among the Company and Harper with respect to the subject matter hereof and, from and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, including, without limitation, the Employment Agreement.

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               (e) Choice of Law; Forum Selection. The validity,  interpretation and performance of this Agreement shall be governed by and controlled in accordance with the laws of the State of Florida, including said State's choice of law rules. The parties hereto voluntarily submit themselves to the jurisdiction of the state or federal district courts in the State of Florida which shall have exclusive jurisdiction over any case or controversy arising under or in connection with this Agreement, including with respect to an action to remedy any breach of or otherwise to enforce the terms and conditions of this Agreement.

               (f) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or three days after mailing if mailed, first class, certified mail (return receipt requested), postage prepaid:

                  To the Company:   PSS World Medical, Inc.
                                    4345 Southpoint Boulevard
                                    Jacksonville, Florida 32216
                                            Attention: Chief Executive Officer

                  To Harper:        Douglas J. Harper


     Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

               (g) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

               (h) Construction. Each party and his or its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either party.

                                        (Signatures on following page)

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Consulting Agreement as of the date first above written.

                             PSS WORLD MEDICAL, Inc.


                             By: /s/ David A. Smith
                                 _______________________________
                                 David A. Smith
                                 Title:  President and
                                         Chief Executive Officer



                             HARPER:


                                  /s/ Douglas J. Harper
                                  ________________________

                                  Douglas J. Harper

                                    EXHIBIT A
                           Form of Release of Claims


        This Release ("Release") is granted effective as of the 13th day of June, 2002, by Douglas J. Harper ("Harper") in favor of PSS World Medical, Inc. (the "Company"). This is the Release referred to that certain Consulting and Restrictive Covenants Agreement dated as of ____________, 2002 by and between the Company and Harper (the "Consulting Agreement"). Harper gives this Release in consideration of the Company's promises and covenants as recited in the Consulting Agreement, with respect to which this Release is an integral part.

         1. Release of the Company. Harper, for himself, his successors, assigns, attorneys, and all those entitled to assert his rights, now and forever hereby releases and discharges the Company and its respective officers, directors, stockholders, trustees, employees, agents, parent corporations, subsidiaries, affiliates, estates, successors, assigns and attorneys (the "Released Parties"), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens, covenants, contracts, obligations, costs, expenses, damages, judgments, agreements, promises, demands, claims for attorney's fees and costs, or liabilities whatsoever, in law or in equity, which Harper ever had or now has against the Released Parties arising by reason of or in any way connected with any employment relationship which existed between the Company or any of its parents, subsidiaries, affiliates, or predecessors, and Harper. It is understood and agreed that this Release is intended to cover all actions, causes of action, claims or demands for any damage, loss or injury arising from the aforesaid employment relationship, or the termination of that relationship, that Harper has, had or purports to have, from the beginning of time to the date of this Release, whether known or unknown, that now exists related to the aforesaid employment relationship including but not limited to claims for employment discrimination under federal or state law, except as provided in Paragraph 2; claims arising under Title VII of the Civil Rights Act, 42 U.S.C. ss. 2002(e), et seq. or the Americans With Disabilities Act, 42 U.S.C. ss. 12101 et seq.; claims for statutory or common law wrongful discharge, including any claims arising under the Fair Labor Standards Act, 29 U.S.C. ss. 201 et seq.; claims for attorney's fees, expenses and costs; claims for defamation; claims for wages or vacation pay; claims for benefits, including any claims arising under the Employee Retirement Income Security Act, 29 U.S.C. ss. 1001, et seq.; and provided, however, that nothing herein shall release the Company of their obligations to Harper under the Consulting Agreement or any other contractual obligations between the Company or its affiliates and Harper, or any indemnification obligations to Harper under the Company's bylaws, articles of incorporation, Florida law or otherwise.

         2. Release of Claims Under Age Discrimination in Employment Act. Without limiting the generality of the foregoing, Harper agrees that by executing this Release, he has released and waived any and all claims he has or may have as of the date of this Release for age discrimination under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621, et seq. It is understood that Harper is advised to consult with an attorney prior to executing this Release; that he in fact has consulted a knowledgeable, competent attorney regarding this Release; that he may, before executing this Release, consider this Release for a period of twenty-one (21) calendar days; and that the consideration he receives for this Release is in addition to amounts to which he was already entitled. It is further understood that this Release is not effective until seven (7) calendar days after the execution of this Release and that Harper may revoke this Release within seven (7) calendar days from the date of execution hereof.

        Harper agrees that he has carefully read this Release and is signing it voluntarily. Harper acknowledges that he has had twenty one (21) days from receipt of this Release to review it prior to signing or that, if Harper is signing this Release prior to the expiration of such 21-day period, Harper is waiving his right to review the Release for such full 21-day period prior to signing it. Harper has the right to revoke this Release within seven (7) days following the date of its execution by him. However, if Harper revokes this Release within such seven (7) day period, no severance benefit will be payable to him under the Consulting Agreement and he shall return to the Company any such payment received prior to that date.

        HARPER HAS CAREFULLY READ THIS RELEASE AND ACKNOWLEDGES THAT IT CONSTITUTES A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST INTERVU and its affiliates UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. HARPER ACKNOWLEDGES THAT HE HAS HAD A FULL OPPORTUNITY TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF HIS CHOOSING CONCERNING HIS EXECUTION OF THIS RELEASE AND THAT HE IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING INTERVU and its affiliates FROM ALL SUCH CLAIMS.



                             /s/ Douglas J. Harper
                             ______________________
                             Douglas J. Harper




                             Date:  6/13/02
                                  ___________